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                                                               EXHIBIT 99

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                                   Bank of Burlington

            PROXY SOLICITED ON BEHALF OF THE BANK'S BOARD OF DIRECTORS

                        Please sign and return immediately


                I, the undersigned shareholder of the Bank of Burlington, Wisconsin, revoke any previous proxy I may have given and appoint Robert Wenke, Patrick M. Lloyd and John W. Schnurr as my attorneys, with full power of substitution, to vote all of the stock of this bank in my name (on its books) at the special meeting of stockholders at four o'clock P.M. on January 12, 1995, or any adjournment, as follows:

            Agreement and Plan of Reorganization

            Proposal to approve the Agreement and Plan of Reorganization dated June 15, 1994, as amended and restated, between the Bank and Marshall & Ilsley Corporation ("M&I") and a related Consolidation Agreement between M&I Interim Bank ("M&I Interim Bank") and the Bank, pursuant to which M&I Interim Bank will be consolidated with and into the Bank (the "Consolidation") and each outstanding share of the Bank's Common Stock, $1.25 par value, will be converted into the right to receive 1.65 shares of M&I's Common Stock, $1.00 par value, and cash in lieu of fractional shares.

                VOTE FOR           VOTE AGAINST            ABSTAIN

                 [   ]                [   ]                 [   ]

                    The above item is proposed by the Board of Directors, and it recommends a vote in favor of such item.


                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                    I confer discretionary authority on the above-named individuals with respect to any other matters which properly come before the meeting, which approval shall not constitute ratification of actions taken at that meeting.


                    IN EXERCISING DISCRETIONARY AUTHORITY, SHARES WILL BE VOTED ACCORDING TO THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.



Dated:                          , 199
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        (please fill in date)                     (Signature of Stockholder)


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                                                  (Signature of Stockholder)


(When signing as personal representative, trustee, guardian, etc., please give your full title. If more than one trustee, all should sign, unless any one person is authorized to act. If shares are held in joint names, either or both may sign).